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        Suite 3500 One Shell Square                       Telephone 504 523 5000
        New Orleans, LA 70139-3599                        Fax 504 529 1516


                                                                        Exhibit
                                                                        -------
                                                                          23.1


                        Consent of Independent Auditors

Board of Directors
Sizeler Property Investors, Inc.:

We consent to incorporation by reference in the registration statement
(No. 33-76134) on Form S-3 and in the registration statement (No. 333-16073) on Form S-8 of Sizeler Property Investors, Inc. of our report dated February 4, 1999, except for Note H as to which the date is March 4, 1999, relating to the consolidated balance sheets of Sizeler Property Investors, Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related financial statement schedules, which report appears in the December 31, 1998 annual report on Form 10-K of Sizeler Property Investors, Inc.


                                                        /s/  KPMG LLP
                                                        ------------------------

New Orleans, Louisiana
February 4, 1999, except for
Note H as to which the date is
March 4, 1999



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